GROUP STANDARD

Insider Trading

Why is this Group Standard important?
AngloGold Ashanti plc and its subsidiaries (collectively, “AGA”) strive to comply with all applicable laws and regulations governing dealing in securities and insider trading. This standard sets the requirements for transactions in the securities of AGA and the handling of confidential information about AGA and the companies with which AGA does business.
This standard also applies to transactions in securities of other public companies regarding which an AGA director, member of senior management, employee, contractor or consultant may have inside information (as defined below).
AGA reserves the right to amend or modify this standard at any time.

Audience	Any directors, senior management, employees, contractors and consultants of AGA, as well as their associates (as defined below) (“you”).
Legend	Glossary terms are in italics. Approvals are defined in Appendix 1. Hyperlink to another document or to an intranet site or website. Reference to another AGA document without a hyperlink.
Glossary	Associate
In relation to an individual:
•family members who reside in the same household with the individual (including a spouse or domestic partner, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws, including adoptive relationships of any of the foregoing, but only if they reside in the same household with the individual);
•children of the individual or of the individual’s spouse who do not reside in the same household with the individual but are financially dependent upon the individual;
•any other family members of the individual who do not reside in that household but whose transactions are directed by the individual;
•any other individual over whose account the individual has control and to whose financial support the individual materially contributes (materially contributing to financial support would include, for example, paying an individual’s rent but not just a phone bill);
•any trust in which the individual and/or their family members referred to above, individually or taken together, have the ability to control 35% or more of the votes of the trustees or to appoint 35% or more of the trustees, or to appoint or change 35% or more of the beneficiaries of the trust;
•any company in whose equity securities the individual and/or their family members referred to above, individually or taken together, are able to exercise or control the exercise of 35% or more of the votes able to be cast at general meetings;
•any close corporation in which the individual and/or their family members referred to above, individually or taken together, are beneficially interested in 35% or more of the members’ interests and/or have the ability to control the exercise of 35% or more of the votes cast at members’ meetings; and
•partnerships in which the individual is a general partner; trusts of which the individual is a trustee; estates of which the individual is an executor; and other equivalent legal entities that the individual controls or has the practical ability to make all investment decisions in.

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GROUP STANDARD

Blackout period
Any period during which restricted persons are prohibited from trading in company securities. These periods are defined as:
•(a) the period (x) beginning on the 15th calendar day of the last month of each fiscal quarter and (y) ending when the New York Stock Exchange closes on the day of the public release of the financial results for such fiscal quarter if such release occurs prior to opening of the New York Stock Exchange (i.e., one full US trading day) (a financial results blackout period); or
•(b) any other period that may be designated as a blackout period by the Chief Legal Officer, the Company Secretary or the Executive Committee for any reason (for example, as a result of inside information about an event that is known by only a few individuals or in order to minimize even the appearance of insider trading during a particular period) and notified to a restricted person (an event-specific blackout period) .
If established, the existence of such event-specific blackout period as defined in clause (b) above is itself inside information and should not be communicated by you to any other person.

Company securities
AGA’s stock, bonds, preferred securities, convertible securities, options, and contracts or rights to acquire any of these securities, as well as derivative securities in respect of company securities, whether or not issued by AGA, such as exchange-traded put or call options or swaps relating to company securities. This standard also applies to transactions in securities of other public companies regarding which an individual may have inside information obtained through its association with AGA.

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GROUP STANDARD

Inside information
Information that (1) has not yet been made available to the general public (i.e., is “non-public”) and (2) a reasonable investor would consider to be important when making a decision to buy, sell, hold, or make any other investment decision regarding a security or other financial instrument (i.e., is “material”).
The materiality of information depends upon the surrounding facts and circumstances. Information that is likely to result in an increase or decrease in the market price of a security or other financial instrument is particularly likely to be material. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security. Examples include, but are not limited to:
•earnings, revenue or similar financial information;
•unpublished financial reports, results or projections;
•an issuance, redemption or repurchase of any securities;
•transactions, business plans, refinancing, financial restructurings, acquisition targets or significant expansions or contractions of operations;
•changes in company leadership;
•major environmental or safety incidents;
•major litigation, investigations or regulatory actions or proceedings; and
•significant mineral discoveries.

Restricted persons
Individuals listed on Appendix 2 and any other individuals (including their associates) notified in writing by the Chief Legal Officer, the Company Secretary or the Executive Committee that they are deemed a restricted person and subject to a blackout period.

You must comply with AGA Group-wide Standards to the extent they apply

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GROUP STANDARD

Dealing in company securities
You and your associates are not permitted to deal in company securities while in possession of inside information or during a blackout period (if applicable), nor are you or your associates permitted to deal in the securities of any other company while in possession of inside information regarding such other company obtained through your association with AGA. You and your associates also are not permitted to disclose inside information to others for the purposes of dealing in company securities or the securities of any other company. You should instruct your associates to review and abide by this standard, as applicable.
•Do not, either directly or indirectly (such as through an agent, intermediary or associate), deal, buy, sell or recommend company securities for your own account or on behalf of others while in possession of inside information or during a blackout period (if applicable), or engage in any other action in respect of company securities to take advantage of inside information.
•Do not encourage, discourage, influence, cause or stop individuals inside or outside AGA from dealing in company securities while you are in possession of inside information or during a blackout period (if applicable).
•Do not place standing or limit orders on company securities while in possession of inside information or during a blackout period (if applicable), except through an approved 10b5-1 Plan (as defined below).
•Do not disclose inside information to individuals outside AGA or to any individuals inside AGA whose job does not require them to have such information, regardless of whether you intend to realize a profit from disclosing such information.
•Wait at least one full US trading day following an official public announcement of previously inside information before trading in company securities. One full US trading day is generally considered a reasonable waiting period before any such publicly announced information is deemed to be public.
•If you are in possession of inside information when your service with AGA terminates, you may not trade in company securities until that information has become public or is no longer material, due to the passage of time or otherwise.
•Do not disclose any price-sensitive information you know or ought to know is price-sensitive to any other individual who may use that information, directly or indirectly, to trade in any company securities, at any time.
•Do not hold company securities in a margin account or pledge company securities as collateral for a loan at any time.
•Do not deal in warrants, puts, calls, collars or other derivative instruments with respect to any company securities at any time.
•Do not enter into hedging or monetization transactions or similar arrangements designed to hedge or offset any decrease or increase in the market price of company securities at any time.
•Do not engage in short-term trades (for example, any purchase and sale or sale and purchase within 30 calendar days), sales with delayed delivery or short selling of company securities, derivatives, warrants or other tradable instruments linked to the AGA share price at any time.
Gifting company securities
•If your position is not included on the restricted persons list, do not gift company securities while in possession of inside information or during a blackout period (if applicable) unless the recipient expressly agrees they will not make any transaction with the company securities while you are in possession of inside information or subject to a blackout period (if applicable).
•If your position is included on the restricted persons list, do not gift company securities while in possession of inside information or during a blackout period (if applicable).

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GROUP STANDARD

Restricted persons
AGA applies additional trading restrictions to certain individuals who may have access to inside information before it is publicly disclosed.
•Review Appendix 2 to identify if your position is included on the restricted persons list. In addition, the Company Secretary, the Chief Legal Officer or the Executive Committee may have notified you in writing that you are deemed to be a restricted person and subject to a blackout period (whether in the form of one or more financial results blackout period(s), event-specific blackout period(s) or a combination of the foregoing). Contact the Company Secretary or the Chief Legal Officer if you need further clarification.
•Comply with any applicable blackout periods and do not, during a blackout period, deal in company securities, gift company securities or engage in any activity that may be seen to cause, procure or influence anyone else to deal in company securities, regardless of whether you possess inside information at the time.
•The end of a blackout period depends on the type of blackout period that you are subject to. A financial results blackout period ends as described in clause (a) of the definition of blackout period in this standard. An event-specific blackout period remains in effect until it is ended in the manner described in the written notice in which you were notified of the existence thereof or until otherwise notified by the Chief Legal Officer, the Company Secretary or the Executive Committee. Keep in mind that you may be subject to more than one blackout period at the same time.
•If you are subject to a blackout period when your service with AGA terminates, then you will remain subject to the blackout period for its full duration under this standard.
Directors, Chief Officers, Group Controller, Company Secretary and associates
•Get approval (Appendix 1 ID#1) by completing and submitting the Clearance to Deal form in Appendix 3 at least three business days before dealing in any company securities, either through the exercise of options or through otherwise dealing (directly or indirectly) in company securities, or gifting company securities.
•Deal or gift the company securities as soon as possible and within four business days of receiving approval to deal.
•Submit the Notification of Transaction form in Appendix 4 to the Company Secretary as soon as possible after the transaction has been completed and within one business day thereof. If any detail of the transaction varies from the information on the approved Clearance to Deal form, advise the Company Secretary. A Notification of Transaction form is required to be submitted even if the transaction is made pursuant to a pre-approved 10b5-1 Plan (as defined below).
•Provide written instruction to your investment manager that the investment manager must:
-not engage in transactions involving company securities on your behalf unless instructed to do so in writing or pursuant to a pre-approved 10b5-1 Plan (as defined below); and
-notify you and the VP Securities immediately after they have dealt in company securities.
•Advise your associates in writing that they must advise you immediately after they have dealt in or gifted company securities. You must notify the VP Securities immediately upon any disclosure to you of an associate dealing in or gifting company securities to determine if a filing under Section 16(a) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), is required.
Trading by AGA
•AGA may not, directly or indirectly, buy or sell company securities while in possession of inside information related to AGA that has not been made available to the counterparty to any such buy or sell transactions, unless the transaction otherwise complies with all applicable securities laws.

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GROUP STANDARD

•AGA must get approval (Appendix 1 ID#1) by completing and submitting the Clearance to Deal form in Appendix 3 at least three business days before trading in company securities.
Non-compliance
•Failure to comply with this standard or applicable securities laws may result in civil and/or criminal penalties, in addition to legal and disciplinary action by AGA, up to and including dismissal for cause.
•Any exceptions to this standard, if permitted by applicable securities laws, may only be granted by the Chief Legal Officer and must be provided before any activity contrary to the requirements contained in this standard takes place.
Rule 10b5-1 Trading Plans
The purchase or sale of company securities made in accordance with an approved Rule 10b5-1 trading plan (a “10b5-1 Plan”) is permitted, provided that the 10b5-1 Plan is documented in writing, entered into and acted on in good faith, established prior to the transaction(s) in question at a time when the individual is not in possession of inside information or subject to a blackout period (if applicable) and complies with the following requirements.
•Get approval (Appendix 1 ID#2) before creating, amending or terminating a 10b5-1 Plan.
-Certain restricted persons may be required to utilise a specific broker or form of 10b5-1 Plan, as determined by the Company Secretary or the Chief Legal Officer from time to time.
•Ensure that the 10b5-1 Plan specifies the price, amount and date of trades or provides a formula or mechanism to be followed.
-The amount can be either a specified number of shares or dollar value of securities. The price can be the market price on a particular date, a “floor” price or a particular dollar price. A mechanism to authorise "sell-to-cover" transactions to satisfy tax withholdings may also be included, subject to certain restrictions. The 10b5-1 Plan cannot provide you with the ability to exercise any later influence over how, when or whether to conduct purchases or sales under the 10b5-1 Plan.
•The purchase or sale of company securities will only be treated as having been made pursuant to a compliant 10b5-1 Plan under this standard if:
-the 10b5-1 Plan is established when no blackout period applicable to you is in effect; and
-the 10b5-1 Plan is approved (Appendix 1 ID#2) before the first trade takes place.
•Confirm in writing to the Company Secretary and the Chief Legal Officer no earlier than two business days prior to the date that the 10b5-1 Plan is formally established that:
-you are not in possession of inside information;
-all trades to be made pursuant to a 10b5-1 Plan will be made strictly in accordance with the terms of the 10b5-1 Plan and Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”); and
-the 10b5-1 Plan complies with the requirements of Rule 10b5-1.
•Do not carry out the first trade under the approved 10b5-1 Plan until the 30th day after the 10b5-1 Plan was established, unless your position is on the restricted persons list in Appendix 2.
-If your position is on the restricted persons list, you must not carry out the first trade under the 10b5-1 Plan until the later of:
(1) the 90th day after the 10b5-1 Plan was established; and
(2) two business days after the disclosure of AGA’s financial results in a Form 20-F or Form 6-K.
•Do not enter into more than one 10b5-1 Plan that is designed to effect a trade in a single transaction in any consecutive 12-month period.

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GROUP STANDARD

•Do not have more than one 10b5-1 Plan in effect at any time, except where the new 10b5-1 Plan:
-replaces an existing 10b5-1 Plan before the scheduled termination date of such existing 10b5-1 Plan, if the first scheduled trade under the new 10b5-1 Plan does not occur prior to the last trade under the existing 10b5-1 Plan and otherwise complies with the requirements described above; or
-authorises “sell-to-cover” transactions to satisfy tax withholding obligations incident to the vesting of certain compensatory awards, such as restricted stock or stock appreciation rights, if you do not otherwise exercise control over the timing of such sales.
•It is solely your responsibility to ensure that the 10b5-1 Plan complies with the requirements of Rule 10b5-1 and all applicable securities laws.

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GROUP STANDARD

Appendix 1: Authorities
•The following matrix indicates the required approvals for dealings in company securities and creating, amending or terminating a Rule 10b5-1 trading plan.

Authority Title		Endorse	Approve	Inform
ID#1 Clearance to deal in or gift company securities
Chair of the AGA Board or AGA itself
Company Secretary
Lead Independent Director
or	Chair of the Audit and Risk Committee (only if Lead Independent Director cannot be contacted)
Directors (including executive directors; excluding Chair) or the Company Secretary or their associates
Company Secretary
or	Chief Legal Officer (for Company Secretary only)
Chair of the AGA Board
CEO (requests by CFO or Company Secretary)
Chief Officers (excluding executive directors), Group Controller or their associates
Company Secretary
CEO
ID#2 Creating, amending or terminating a Rule 10b5-1 trading plan
Chief Legal Officer
or	CEO (for Chief Legal Officer only)

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GROUP STANDARD

Appendix 2: Restricted Persons List

The following positions are restricted persons who must comply with blackout periods and any other applicable restrictions with respect to dealing in or gifting company securities.
All Directors
All Chief Officers
Heads of Business Units or Major Projects
All Senior Vice Presidents
All Vice Presidents
All General Managers of an Operation
Company Secretary
Anyone in Stratum 3 or above in a human resources function
Anyone in a legal or compliance function
Anyone in an AGA Corporate finance, accounting or reporting function and anyone in Stratum 3 or above in a Business Unit finance, accounting or reporting function
Anyone in an AGA Corporate supply chain or procurement function and anyone in Stratum 3 or above in a Business Unit supply chain or procurement function
Anyone in an AGA Corporate strategy or business development function
Anyone in an internal audit function or any member of an audit committee
Anyone in an investor relations function
Any other individuals as identified by the Company Secretary, the Chief Legal Officer or the Executive Committee
Any departmental secretary, personal assistant or executive assistant to a position included on the above list

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GROUP STANDARD

Appendix 3: Clearance to Deal

To:	Position	Company Secretary
From:	Position

RE: PROPOSED DEALING IN COMPANY SECURITIES

This is to advise you that the undersigned/associate of the undersigned [delete whichever is not applicable] intends to deal in company securities and hereby requests approval. If granted, the approval will be valid for a period of four business days from the date it is granted, unless:
(i)the approval is withdrawn for any reason by you or another authorized representative of AGA; or
(ii)a blackout period begins before the four-business-day period ends.
No transaction may be carried out after the expiry of the four-business-day period unless such approval is renewed.
Please select one of the following:

☐ The undersigned is requesting approval to enter into, amend or terminate a 10b5-1 Plan.

Proposed terms of 10b5-1 Plan
Title of securities (including issuer)
Proposed date of execution, amendment or termination
Number of securities to be traded
Trading parameters (Type(s) of authorized transaction(s), price parameters)
Term of plan
Name and contact details of broker (Email and phone number)

☐ The undersigned/associate of the undersigned is requesting approval for a single transaction.

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Proposed transaction
Title of securities (including issuer)
Proposed date of transaction
Type of transaction (Buy/sell and whether on/off market; bona fide gift; sale to pay taxes; or other transaction with description)
Purpose of transaction
Number of securities to be traded, if known
Price per security, if known (Highest price, lowest price and volume-weighted average price, in the case of various trades at various prices during the course of a day)
Value of transaction (excluding fees), if known
Nature and extent of interest (Direct or indirect interest; in the case of dealings by associates, the name of the associate and nature of the relationship must be disclosed)

The undersigned represents and warrants to AGA that they:
•Have read and understand the Insider Trading Group Standard and certify that the above-proposed request or transaction (as applicable) will not violate the standard.
•Are not in possession of inside information or subject to a blackout period and will not enter into the transaction, or 10b5-1 Plan (as applicable), if they come into possession of inside information or become subject to a blackout period between the date hereof and the approval expiration date.
•Understand that if they trade company securities while in possession of inside information or subject to a blackout period or otherwise in violation of any trading restrictions, they may be subject to severe civil and/or criminal penalties and may be subject to legal and disciplinary action by AGA, up to and including dismissal for cause.
•Understand that any approval provided on this form does not eliminate the possibility that the US Securities and Exchange Commission (or other government agency) may later:
o(a) challenge the proposed transaction; and
o(b) attempt to bring civil and/or criminal charges against them.
•Understand that if, upon requesting approval, they are advised that company securities may not be traded, or if the proposed trade does not execute within four business days after approval is granted, they may not engage in any trade involving company securities under any circumstances, may not inform anyone else of the restriction and must reapply for approval in order to execute the trade.
•Agree to provide the Company Secretary with the completed Notification of Transaction in Company Securities form in Appendix 4 within one business day after dealing.
•Understand that all transactions in company securities may be subject to disclosure under Section 16(a) of the United States Securities Exchange Act of 1934, as amended.

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GROUP STANDARD

Any approval granted by the authorized representative of AGA as specified in Appendix 1 ID#1 is not a confirmation that the individual is not in possession of inside information or subject to a blackout period. It is the sole responsibility of the individual applying for approval to ensure that they are not in possession of inside information or subject to a blackout period prior to trading in company securities or entering into, amending or terminating a 10b5-1 Plan (as applicable).
If approval is not granted, the undersigned may reapply for approval at a later date when trading restrictions may no longer be applicable.

Requestor details
Name:	Signature:
Position:	Date:

Approval
Name:	Signature:
Position:	Date:

Endorsement (if applicable)
Name:	Signature:
Position:	Date:

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GROUP STANDARD

Appendix 4: Notification of Transaction in Company Securities

To:	Position	Company Secretary
From:	Position

RE: NOTIFICATION OF TRANSACTION IN COMPANY SECURITIES

This is to advise you that dealing in company securities was executed by the undersigned/associate of the undersigned [delete whichever is not applicable] pursuant to (please select one):
☐ the 10b5-1 Plan previously approved on [●] and maintained by [insert name of broker].
☐ the approval previously granted on [●].

The transaction details are set out below:

Date of transaction
Number of securities traded
Price per security (Highest price, lowest price and volume-weighted average price, in the case of various trades at various prices during the course of a day)
Value of transaction (excluding fees)

The undersigned acknowledges that they must submit this notification to the Company Secretary as soon as possible after the transaction has been completed and within one business day thereof.
The undersigned agrees to advise AGA promptly if any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that AGA may require additional information about the transaction, and agrees to provide such information upon request.

Signature	Date

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